Exhibit 99.1

NEWS RELEASE

Investor Contact:

Brian Klaus, Senior Vice President, Director of Investor Relations

920-491-7059

Media Contact:

Cliff Bowers, Senior Vice President, Director of Public Relations

920-491-7542

Associated Reports First Quarter Earnings of $0.27 per share

Record Commercial loan growth

GREEN BAY, Wis. –– April 17, 2014 –– Associated Banc-Corp (NASDAQ: ASBC) today reported net income to common shareholders of $44 million, or $0.27 per common share, for the quarter ended March 31, 2014.

“We are pleased with our solid results this quarter and remain optimistic about our long-term prospects. This quarter’s strong performance was driven by robust loan growth, particularly in our Commercial lines of business.” said President and CEO Philip B. Flynn. “In this environment, we remain focused on our strategies to enhance efficiency and manage expenses. We will continue to look for opportunities to deploy capital which are consistent with our commitment of building long-term shareholder value at Associated.”

HIGHLIGHTS

•	Average loans grew $416 million or 3% from the fourth quarter

•	Average total commercial loan balances grew a record $420 million, or 4% from the fourth quarter, and accounted for the majority of this quarter’s average loan growth

•	Noninterest expenses of $168 million declined $12 million or 6% from the fourth quarter

•	Net interest income of $165 million increased $7 million or 5% from the comparable year ago period

•	Net interest income, net of interest recoveries, increased $1 million from the fourth quarter

•	Pretax income of $66 million increased $4 million or 7% from the fourth quarter

•	Credit quality continued to improve with net charge offs, nonaccrual loans, past due loans and potential problem loans all declining quarter over quarter

•	During the first quarter, the Company repurchased $39 million, or approximately 2.3 million shares, of common stock at an average cost of $17.20 per share

•	Return on Tier 1 common equity was 9.4% for the first quarter

•	Capital ratios remain very strong with a Tier 1 common equity ratio of 11.20% at March 31, 2014

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FIRST QUARTER 2014 FINANCIAL RESULTS

Loans

Average loans of $16.2 billion increased $416 million, or 3% from the fourth quarter, and have increased $716 million on average or 5%, from the year ago quarter. Record total commercial average loan growth of $420 million from the fourth quarter was attributed to increased line utilization, more origination activity, and fewer loan payoffs. Commercial and business lending average balances grew $249 million, or 4% on a linked-quarter basis. Commercial real estate lending average balances grew by $171 million, or 5% from the fourth quarter. Total average consumer loans were essentially flat compared to the prior quarter as the growth in residential mortgage average balances of $70 million was entirely offset by continued, but slower, run off in home equity and installment loan average balances of $73 million during the quarter.

Deposits

As anticipated, first quarter average deposits of $17.0 billion declined $891 million, or 5% compared to the fourth quarter and have declined $156 million, or 1%, from the year ago quarter. As part of the Company’s previously announced funding strategy to reduce collateralized municipal deposits and replace them with lower cost, longer term FHLB borrowings, average money market balances declined $576 million or 7% from the fourth quarter. Seasonal outflows led average checking balances to decline $243 million or 3% from the fourth quarter. Average time deposits continued to decline during the quarter, and have declined $335 million or 17% from the year ago quarter.

Net Interest Income and Net Interest Margin

First quarter net interest income of $165 million was down $2 million from the fourth quarter. However, net interest income, net of interest recoveries, actually increased $1 million from the fourth quarter. In addition, the first quarter had approximately $2 million less interest income due to the day count difference between the quarters.

First quarter net interest margin was 3.12%, a decrease of 11 basis points from the 3.23% reported in the fourth quarter. Asset yields declined 14 basis points from the fourth quarter. The first quarter had $4 million less in interest recoveries compared to the fourth quarter which accounted for approximately 7 basis points of the decline, with the remainder coming from continued loan yield compression. Liability cost management actions reduced total funding costs to 31 basis points, and total interest-bearing deposit costs to 19 basis points, for the first quarter.

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Noninterest Income and Expense

Noninterest income for the first quarter was $74 million, down $2 million or 3% from the fourth quarter and down $8 million or 10% from the year ago quarter. The decrease from the year ago quarter was driven by an $11 million decline in net mortgage banking income as refinancing activity has drastically slowed. Mortgage banking income decreased $2 million from the prior quarter related to a decline in the gain on sales of mortgage loans. First quarter asset gains and losses declined $2 million from the prior quarter, primarily related to fourth quarter real estate gains. Core fee-based revenue was relatively flat compared to the prior quarter, as increases in insurance and brokerage commissions were offset by declines in service charges, trust service fees and other non-deposit fees.

Total noninterest expense for the quarter ended March 31, 2014 was $168 million, down $12 million from the fourth quarter. With the decline in expenses, the efficiency ratio improved to 69% for the first quarter. Personnel expense declined $4 million from the fourth quarter as the Company continues to reduce full time equivalent employees. Business development and advertising expenses declined by $3 million from the previous quarter, primarily related to increased brand advertising during the fourth quarter. Legal and professional fees declined $2 million from the prior quarter related to lower consultant expenses.

Taxes

First quarter income taxes of $21 million were up $7 million from the prior quarter reflecting the recognition of a $6 million tax benefit in the fourth quarter related to a settlement of a tax issue and the expiration of various statutes of limitations. The effective tax rate for the first quarter was 31%.

Credit

The Company reported another quarter of improving credit quality with nonaccrual loans down 4%, to $178 million compared to the fourth quarter, and down 21% from a year ago. The ratio of nonaccrual loans to total loans now stands at 1.08%.

Net charge offs of $5 million for the first quarter were flat from the fourth quarter.

The first quarter provision for credit losses was $5 million, compared to $2 million in the fourth quarter. The Company’s allowance for loan losses was $268 million, representing an allowance equal to 1.63% of loans and a coverage ratio of 151% of nonaccrual loans at March 31, 2014.

Capital Ratios

The Company’s capital position remains very strong, with a Tier 1 common equity ratio of 11.20% at March 31, 2014. The Company’s capital ratios continue to be well in excess of both current and proposed “well-capitalized” regulatory benchmarks.

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FIRST QUARTER 2014 EARNINGS RELEASE CONFERENCE CALL

The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 17, 2014. Interested parties can listen to the call live on the internet through the investor relations section of the company’s website, https://www.associatedbank.com/investor or by dialing 877-445-2557. The slide presentation for the call will be available on the company’s website just prior to the call. The number for international callers is 973-935-2959. Participants should ask the operator for the Associated Banc-Corp first quarter 2014 earnings call.

An audio archive of the webcast will be available on the company’s website at https://www.associatedbank.com/investor.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NASDAQ: ASBC) has total assets of $25 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services in over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release contains references to measures which are not defined in generally accepted accounting principles (“GAAP”), including “efficiency ratio,” “Tier 1 Common Equity”, and “core fee-based revenue.” Information concerning these non-GAAP financial measures can be found on page 3 of the attached tables.

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Associated Banc-Corp

Consolidated Balance Sheets (Unaudited)

(in thousands)	March 31, 2014	December 31, 2013	Seql Qtr $ Change	September 30, 2013	June 30, 2013	March 31, 2013	Comp Qtr $ Change
Assets
Cash and due from banks	$526,951	$455,482	$71,469	$526,009	$422,779	$336,247	$190,704
Interest-bearing deposits in other financial institutions	92,071	126,018	(33,947)	277,761	121,390	82,555	9,516
Federal funds sold and securities purchased under agreements to resell	4,400	20,745	(16,345)	25,400	10,800	8,600	(4,200)
Securities held to maturity, at amortized cost	193,759	175,210	18,549	125,095	75,946	54,123	139,636
Securities available for sale, at fair value	5,277,908	5,250,585	27,323	4,840,035	4,854,319	4,950,317	327,591
Federal Home Loan Bank and Federal
Reserve Bank stocks, at cost	181,360	181,249	111	181,129	181,008	152,490	28,870
Loans held for sale	46,529	64,738	(18,209)	102,052	203,576	173,389	(126,860)
Loans	16,441,444	15,896,261	545,183	15,585,854	15,746,599	15,551,562	889,882
Allowance for loan losses	(267,916)	(268,315)	399	(271,724)	(277,218)	(286,923)	19,007

Loans, net	16,173,528	15,627,946	545,582	15,314,130	15,469,381	15,264,639	908,889
Premises and equipment, net	269,257	270,890	(1,633)	265,636	258,903	254,674	14,583
Goodwill	929,168	929,168	—	929,168	929,168	929,168	—
Other intangible assets, net	72,629	74,464	(1,835)	75,730	74,612	66,294	6,335
Trading assets	40,822	43,728	(2,906)	49,402	49,732	65,014	(24,192)
Other assets	997,815	1,006,697	(8,882)	977,128	965,330	940,258	57,557

Total assets	$24,806,197	$24,226,920	$579,277	$23,688,675	$23,616,944	$23,277,768	$1,528,429

Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$4,478,981	$4,626,312	$(147,331)	$4,453,663	$4,259,776	$4,453,109	$25,872
Interest-bearing deposits	13,030,946	12,640,855	390,091	13,884,245	12,872,660	12,968,185	62,761

Total deposits	17,509,927	17,267,167	242,760	18,337,908	17,132,436	17,421,294	88,633
Federal funds purchased and securities sold under agreements to repurchase	939,254	475,442	463,812	580,479	545,740	730,855	208,399
Other short-term funding	308,652	265,484	43,168	1,046,401	2,218,760	1,038,697	(730,045)
Long-term funding	2,932,040	3,087,267	(155,227)	614,568	614,822	915,063	2,016,977
Trading liabilities	43,450	46,470	(3,020)	52,430	52,598	70,236	(26,786)
Accrued expenses and other liabilities	171,850	193,800	(21,950)	184,607	175,612	165,358	6,492

Total liabilities	21,905,173	21,335,630	569,543	20,816,393	20,739,968	20,341,503	1,563,670
Stockholders’ Equity
Preferred equity	61,158	61,862	(704)	62,737	63,272	63,272	(2,114)
Common stock	1,750	1,750	—	1,750	1,750	1,750	—
Surplus	1,623,323	1,617,990	5,333	1,614,516	1,610,243	1,605,966	17,357
Retained earnings	1,402,549	1,392,508	10,041	1,361,498	1,330,737	1,297,692	104,857
Accumulated other comprehensive income (loss)	(11,577)	(24,244)	12,667	(37,120)	(25,015)	42,991	(54,568)
Treasury stock	(176,179)	(158,576)	(17,603)	(131,099)	(104,011)	(75,406)	(100,773)

Total stockholders’ equity	2,901,024	2,891,290	9,734	2,872,282	2,876,976	2,936,265	(35,241)

Total liabilities and stockholders’ equity	$24,806,197	$24,226,920	$579,277	$23,688,675	$23,616,944	$23,277,768	$1,528,429

Associated Banc-Corp

Consolidated Statements of Income (Unaudited)—Quarterly Trend

			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	1Q14	4Q13	$ Change	% Change	3Q13	2Q13	1Q13	$ Change	% Change
Interest Income
Interest and fees on loans	$143,387	$148,884	$(5,497)	(3.7%)	$146,219	$146,896	$145,527	$(2,140)	(1.5%)
Interest and dividends on investment securities:
Taxable	26,257	24,316	1,941	8.0%	21,544	21,446	21,613	4,644	21.5%
Tax-exempt	6,971	6,884	87	1.3%	6,711	6,785	6,965	6	0.1%
Other interest	1,449	1,453	(4)	(0.3%)	1,260	1,233	1,247	202	16.2%

Total interest income	178,064	181,537	(3,473)	(1.9%)	175,734	176,360	175,352	2,712	1.5%
Interest Expense
Interest on deposits	6,159	7,340	(1,181)	(16.1%)	7,617	7,769	8,541	(2,382)	(27.9%)
Interest on Federal funds purchased and securities sold under agreements to repurchase	305	271	34	12.5%	308	333	410	(105)	(25.6%)
Interest on other short-term funding	116	228	(112)	(49.1%)	434	525	332	(216)	(65.1%)
Interest on long-term funding	6,511	6,499	12	0.2%	6,866	7,551	8,416	(1,905)	(22.6%)

Total interest expense	13,091	14,338	(1,247)	(8.7%)	15,225	16,178	17,699	(4,608)	(26.0%)

Net Interest Income	164,973	167,199	(2,226)	(1.3%)	160,509	160,182	157,653	7,320	4.6%
Provision for credit losses	5,000	2,300	2,700	117.4%	(800)	5,300	3,300	1,700	51.5%

Net interest income after provision for credit losses	159,973	164,899	(4,926)	(3.0%)	161,309	154,882	154,353	5,620	3.6%
Noninterest Income
Trust service fees	11,711	11,938	(227)	(1.9%)	11,380	11,405	10,910	801	7.3%
Service charges on deposit accounts	16,400	17,330	(930)	(5.4%)	18,407	17,443	16,829	(429)	(2.5%)
Card-based and other nondeposit fees	12,509	12,684	(175)	(1.4%)	12,688	12,591	11,950	559	4.7%
Insurance commissions	12,317	11,274	1,043	9.3%	11,356	9,631	11,763	554	4.7%
Brokerage and annuity commissions	4,033	3,881	152	3.9%	3,792	3,688	3,516	517	14.7%

Total core fee-based revenue	56,970	57,107	(137)	(0.2%)	57,623	54,758	54,968	2,002	3.6%
Mortgage banking, net	6,361	8,277	(1,916)	(23.1%)	3,542	19,263	17,765	(11,404)	(64.2%)
Capital market fees, net	2,322	2,771	(449)	(16.2%)	2,652	5,074	2,583	(261)	(10.1%)
Bank owned life insurance income	4,320	2,787	1,533	55.0%	2,817	3,281	2,970	1,350	45.5%
Asset gains (losses), net	728	2,687	(1,959)	(72.9%)	1,934	(44)	836	(108)	(12.9%)
Investment securities gains (losses), net	378	(18)	396	N/M	248	34	300	78	26.0%
Other	2,442	2,262	180	8.0%	2,100	1,944	2,578	(136)	(5.3%)

Total noninterest income	73,521	75,873	(2,352)	(3.1%)	70,916	84,310	82,000	(8,479)	(10.3%)
Noninterest Expense
Personnel expense	97,698	101,215	(3,517)	(3.5%)	98,102	99,791	97,907	(209)	(0.2%)
Occupancy	15,560	14,684	876	6.0%	14,758	14,305	15,662	(102)	(0.7%)
Equipment	6,276	6,509	(233)	(3.6%)	6,213	6,462	6,167	109	1.8%
Technology	12,724	12,963	(239)	(1.8%)	12,323	12,651	11,508	1,216	10.6%
Business development and advertising	5,062	7,834	(2,772)	(35.4%)	5,947	5,028	4,537	525	11.6%
Other intangible amortization	991	1,011	(20)	(2.0%)	1,010	1,011	1,011	(20)	(2.0%)
Loan expense	2,787	3,677	(890)	(24.2%)	3,157	3,044	3,284	(497)	(15.1%)
Legal and professional fees	4,188	5,916	(1,728)	(29.2%)	3,482	5,483	5,345	(1,157)	(21.6%)
Losses other than loans	544	1,559	(1,015)	(65.1%)	(600)	499	384	160	41.7%
Foreclosure/OREO expense	1,896	2,829	(933)	(33.0%)	2,515	2,302	2,422	(526)	(21.7%)
FDIC expense	5,001	4,879	122	2.5%	4,755	4,395	5,432	(431)	(7.9%)
Other	14,931	16,091	(1,160)	(7.2%)	13,509	13,725	13,956	975	7.0%

Total noninterest expense	167,658	179,167	(11,509)	(6.4%)	165,171	168,696	167,615	43	0.0%

Income before income taxes	65,836	61,605	4,231	6.9%	67,054	70,496	68,738	(2,902)	(4.2%)
Income tax expense	20,637	13,847	6,790	49.0%	21,396	22,608	21,350	(713)	(3.3%)

Net income	45,199	47,758	(2,559)	(5.4%)	45,658	47,888	47,388	(2,189)	(4.6%)
Preferred stock dividends	1,244	1,273	(29)	(2.3%)	1,285	1,300	1,300	(56)	(4.3%)

Net income available to common equity	$43,955	$46,485	$(2,530)	(5.4%)	$44,373	$46,588	$46,088	$(2,133)	(4.6%)

Earnings Per Common Share:
Basic	$0.27	$0.28	$(0.01)	(3.6%)	$0.27	$0.28	$0.27	$—	0.0%
Diluted	$0.27	$0.28	$(0.01)	(3.6%)	$0.27	$0.28	$0.27	$—	0.0%
Average Common Shares Outstanding:
Basic	161,467	162,611	(1,144)	(0.7%)	164,954	166,605	168,234	(6,767)	(4.0%)
Diluted	162,188	163,235	(1,047)	(0.6%)	165,443	166,748	168,404	(6,216)	(3.7%)

N/M = Not meaningful.

Associated Banc-Corp

Selected Quarterly Information

(in thousands, except per share, full time equivalent employee data and otherwise noted)	1st Qtr 2014	4th Qtr 2013	3rd Qtr 2013	2nd Qtr 2013	1st Qtr 2013
Per Common Share Data
Dividends	$0.09	$0.09	$0.08	$0.08	$0.08
Market Value:
High	18.35	17.56	17.60	15.69	15.30
Low	15.58	15.34	15.29	13.81	13.46
Close	18.06	17.40	15.49	15.55	15.19
Book value	17.64	17.40	17.10	16.97	17.13
Tier 1 common equity / share	11.88	11.77	11.59	11.42	11.22
Tangible book value / share	$11.80	$11.62	$11.37	$11.28	$11.51

Performance Ratios (annualized)
Return on average assets	0.76%	0.80%	0.78%	0.82%	0.83%
Return on average tangible common equity	9.45	9.87	9.48	9.76	9.81
Return on average Tier 1 common equity (1)	9.38	9.78	9.31	9.94	10.07
Effective tax rate	31.35	22.48	31.91	32.07	31.06
Dividend payout ratio (3)	33.33	32.14	29.63	28.57	29.63

Average Balances
Common stockholders’ equity	$2,826,933	$2,810,130	$2,799,885	$2,857,722	$2,850,227
Average Tier 1 common equity (1)	$1,899,535	$1,885,377	$1,890,398	$1,880,826	$1,856,431

Selected Trend Information
Average full time equivalent employees	4,517	4,584	4,699	4,790	4,841
Trust assets under management, at market value ($ in millions)	$7,535	$7,424	$7,078	$6,894	$6,913
Total revenue (4)	$243,150	$248,110	$236,373	$249,488	$244,743
Core fee-based revenue (5)	$56,970	$57,107	$57,623	$54,758	$54,968
Mortgage loans originated for sale during period	$203,764	$326,648	$513,549	$782,398	$681,410
Mortgage portfolio serviced for others ($ in millions)	$8,084	$8,084	$8,014	$7,794	$7,585
Mortgage servicing rights, net / Portfolio serviced for others	0.77%	0.78%	0.79%	0.79%	0.69%

At Period End
Loans / deposits	93.90%	92.06%	84.99%	91.91%	89.27%
Risk weighted assets ($ in millions) (6) (7)	$17,075	$16,694	$16,359	$16,479	$16,163
Tier 1 common equity (1)	$1,912,083	$1,913,320	$1,904,060	$1,893,875	$1,881,410
Stockholders’ equity / assets	11.69%	11.93%	12.13%	12.18%	12.61%
Tangible common equity / tangible assets (8)	7.96%	8.11%	8.21%	8.25%	8.64%
Tangible equity / tangible assets (8)	8.22%	8.38%	8.49%	8.53%	8.92%
Tier 1 common equity / risk-weighted assets (6) (7)	11.20%	11.46%	11.64%	11.49%	11.64%
Tier 1 leverage ratio (6) (7)	8.46%	8.70%	8.76%	8.73%	8.78%
Tier 1 risk-based capital ratio (6) (7)	11.56%	11.83%	12.02%	11.88%	12.03%
Total risk-based capital ratio (6) (7)	12.81%	13.09%	13.44%	13.29%	13.45%
Shares outstanding, end of period	161,012	162,623	164,303	165,837	167,673

Non-GAAP Financial Measures Reconciliation
Efficiency ratio (2)	70.41%	73.70%	71.45%	69.01%	70.03%
Taxable equivalent adjustment	(1.35)	(1.49)	(1.50)	(1.38)	(1.46)
Asset gains (losses), net	0.22	0.80	0.59	(0.01)	0.24
Other intangible amortization	(0.42)	(0.42)	(0.44)	(0.41)	(0.42)
Efficiency ratio, fully taxable equivalent (2)	68.86%	72.59%	70.10%	67.21%	68.39%

(1)	Tier 1 common equity, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of our capital with the capital of other financial services companies. Management uses Tier 1 common equity, along with other capital measures, to assess and monitor our capital position. Tier 1 common equity (period end and average) is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.
(2)	Efficiency ratio is defined by the Federal Reserve guidance as noninterest expense divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. Efficiency ratio, fully taxable equivalent, is noninterest expense, excluding other intangible amortization, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and asset gains / losses, net. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and it excludes certain specific revenue items (such as investment securities gains / losses, net and asset gains / losses, net).
(3)	Ratio is based upon basic earnings per common share.
(4)	Total revenue, a non-GAAP financial measure, is the sum of taxable equivalent net interest income, core fee-based revenues, and other noninterest income categories, as presented on Page 2 in the Consolidated Statements of Income and Page 6 in the Net Interest Income Analysis.
(5)	Core fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions, as presented on Page 2 in the Consolidated Statements of Income.
(6)	March 31, 2014 data is estimated.
(7)	The Federal Reserve establishes capital adequacy requirements, including well-capitalized standards for the Corporation. The OCC establishes similar capital adequacy requirements and standards for the Bank. Regulatory capital primarily consists of Tier 1 risk-based capital and Tier 2 risk-based capital. The sum of Tier 1 risk-based capital and Tier 2 risk-based capital equals our total risk-based capital. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets consist of total assets plus certain off-balance sheet and market items, subject to adjustment for predefined credit risk factors.
(8)	Tangible equity, tangible common equity and tangible assets exclude goodwill and other intangible assets, which is a non-GAAP financial measure. These financial measures have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.

Associated Banc-Corp

Selected Asset Quality Information

(in thousands)	Mar 31, 2014	Dec 31, 2013	Mar 14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar 14 vs Mar 13 % Change
Allowance for Loan Losses
Beginning balance	$268,315	$271,724	(1.3%)	$277,218	$286,923	$297,409	(9.8%)
Provision for loan losses	5,000	2,000	150.0%	—	4,000	4,000	25.0%
Charge offs	(11,361)	(18,742)	(39.4%)	(20,288)	(21,904)	(27,128)	(58.1%)
Recoveries	5,962	13,333	(55.3%)	14,794	8,199	12,642	(52.8%)

Net charge offs	(5,399)	(5,409)	(0.2%)	(5,494)	(13,705)	(14,486)	(62.7%)

Ending balance	$267,916	$268,315	(0.1%)	$271,724	$277,218	$286,923	(6.6%)

Allowance for Unfunded Commitments
Beginning balance	$21,900	$21,600	1.4%	$22,400	$21,100	$21,800	0.5%
Provision for unfunded commitments	—	300	N/M	(800)	1,300	(700)	N/M

Ending balance	$21,900	$21,900	0.0%	$21,600	$22,400	$21,100	3.8%

Allowance for credit losses	$289,816	$290,215	(0.1%)	$293,324	$299,618	$308,023	(5.9%)

Net Charge Offs	Mar 31, 2014	Dec 31, 2013	Mar 14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar 14 vs Mar 13 % Change
Commercial and industrial	$2,725	$4,555	(40.2%)	$(447)	$1,477	$696	291.5%
Commercial real estate—owner occupied	(124)	967	(112.8%)	2,076	1,574	1,518	(108.2%)
Lease financing	—	(16)	N/M	—	16	(12)	N/M

Commercial and business lending	2,601	5,506	(52.8%)	1,629	3,067	2,202	18.1%
Commercial real estate—investor	(1,031)	137	N/M	(414)	2,999	163	N/M
Real estate construction	113	(3,130)	(103.6%)	(303)	(95)	1,392	(91.9%)

Commercial real estate lending	(918)	(2,993)	(69.3%)	(717)	2,904	1,555	(159.0%)

Total commercial	1,683	2,513	(33.0%)	912	5,971	3,757	(55.2%)
Home equity revolving lines of credit	1,182	966	22.4%	767	2,512	3,615	(67.3%)
Home equity loans 1st liens	406	372	9.1%	564	954	765	(46.9%)
Home equity loans junior liens	859	1,111	(22.7%)	800	2,034	1,957	(56.1%)

Home equity	2,447	2,449	(0.1%)	2,131	5,500	6,337	(61.4%)
Installment	113	(611)	(118.5%)	124	66	177	(36.2%)
Residential mortgage	1,156	1,058	9.3%	2,327	2,168	4,215	(72.6%)

Total consumer	3,716	2,896	28.3%	4,582	7,734	10,729	(65.4%)

Total net charge offs	$5,399	$5,409	(0.2%)	$5,494	$13,705	$14,486	(62.7%)

Net Charge Offs to Average Loans (in basis points) *	Mar 31, 2014	Dec 31, 2013		Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Commercial and industrial	22	38		(4)	13	6
Commercial real estate—owner occupied	(5)	34		72	54	51
Lease financing	—	(12)		—	12	(8)

Commercial and business lending	17	37		11	21	16
Commercial real estate—investor	(14)	2		(6)	41	2
Real estate construction	5	(145)		(15)	(5)	82

Commercial real estate lending	(10)	(32)		(8)	31	18

Total commercial	7	10		4	25	17
Home equity revolving lines of credit	55	44		34	112	159
Home equity loans 1st liens	23	19		27	42	32
Home equity loans junior liens	171	205		140	336	303

Home equity	55	52		44	108	119
Installment	11	(59)		11	6	16
Residential mortgage	12	11		25	24	47

Total consumer	25	19		30	50	70

Total net charge offs	14	14		14	35	38

Credit Quality	Mar 31, 2014	Dec 31, 2013	Mar 14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar 14 vs Mar 13 % Change
Nonaccrual loans	$177,978	$185,428	(4.0%)	$207,594	$217,493	$225,436	(21.1%)
Other real estate owned (OREO)	19,173	18,118	5.8%	25,077	27,407	35,156	(45.5%)

Total nonperforming assets	$197,151	$203,546	(3.1%)	$232,671	$244,900	$260,592	(24.3%)

Loans 90 or more days past due and still accruing	$723	$2,350	(69.2%)	$2,063	$1,548	$5,690	(87.3%)
Allowance for loan losses / loans	1.63%	1.69%		1.74%	1.76%	1.84%
Allowance for loan losses / nonaccrual loans	150.53	144.70		130.89	127.46	127.27
Nonaccrual loans / total loans	1.08	1.17		1.33	1.38	1.45
Nonperforming assets / total loans plus OREO	1.20	1.28		1.49	1.55	1.67
Nonperforming assets / total assets	0.79	0.84		0.98	1.04	1.12
Net charge offs / average loans (annualized)	0.14	0.14		0.14	0.35	0.38
Year-to-date net charge offs / average loans	0.14	0.25		0.29	0.36	0.38
Nonaccrual loans by type:
Commercial and industrial	$38,488	$37,719	2.0%	$36,105	$30,302	$33,242	15.8%
Commercial real estate—owner occupied	26,735	29,664	(9.9%)	28,301	24,003	23,199	15.2%
Lease financing	172	69	149.3%	99	72	2,165	(92.1%)

Commercial and business lending	65,395	67,452	(3.0%)	64,505	54,377	58,606	11.6%
Commercial real estate—investor	33,611	37,596	(10.6%)	49,841	60,780	56,776	(40.8%)
Real estate construction	6,667	6,467	3.1%	18,670	21,419	22,166	(69.9%)

Commercial real estate lending	40,278	44,063	(8.6%)	68,511	82,199	78,942	(49.0%)

Total commercial	105,673	111,515	(5.2%)	133,016	136,576	137,548	(23.2%)
Home equity revolving lines of credit	10,356	11,883	(12.9%)	11,991	12,940	15,914	(34.9%)
Home equity loans 1st liens	5,341	6,135	(12.9%)	6,131	7,898	8,626	(38.1%)
Home equity loans junior liens	6,788	7,149	(5.0%)	7,321	7,296	9,405	(27.8%)

Home equity	22,485	25,167	(10.7%)	25,443	28,134	33,945	(33.8%)
Installment	915	1,114	(17.9%)	1,269	1,533	1,762	(48.1%)
Residential mortgage	48,905	47,632	2.7%	47,866	51,250	52,181	(6.3%)

Total consumer	72,305	73,913	(2.2%)	74,578	80,917	87,888	(17.7%)

Total nonaccrual loans	$177,978	$185,428	(4.0%)	$207,594	$217,493	$225,436	(21.1%)

*	Annualized.

N/M = Not meaningful.

Associated Banc-Corp

Selected Asset Quality Information (continued)

(in thousands)	Mar 31, 2014	Dec 31, 2013	Mar 14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar14 vs Mar 13 % Change
Restructured loans (accruing)
Commercial and industrial	$27,776	$32,517	(14.6%)	$32,145	$30,970	$29,251	(5.0%)
Commercial real estate—owner occupied	11,579	13,009	(11.0%)	14,425	14,336	12,888	(10.2%)

Commercial and business lending	39,355	45,526	(13.6%)	46,570	45,306	42,139	(6.6%)
Commercial real estate—investor	46,020	44,946	2.4%	35,073	37,299	41,253	11.6%
Real estate construction	2,954	3,793	(22.1%)	4,825	5,365	5,540	(46.7%)

Commercial real estate lending	48,974	48,739	0.5%	39,898	42,664	46,793	4.7%

Total commercial	88,329	94,265	(6.3%)	86,468	87,970	88,932	(0.7%)
Home equity revolving lines of credit	1,178	1,117	5.5%	1,118	1,130	880	33.9%
Home equity loans 1st liens	1,656	1,436	15.3%	1,628	1,684	1,783	(7.1%)
Home equity loans junior liens	6,738	7,080	(4.8%)	7,113	7,119	6,893	(2.2%)

Home equity	9,572	9,633	(0.6%)	9,859	9,933	9,556	0.2%
Installment	225	246	(8.5%)	416	570	664	(66.1%)
Residential mortgage	18,798	19,841	(5.3%)	20,300	20,593	20,941	(10.2%)

Total consumer	28,595	29,720	(3.8%)	30,575	31,096	31,161	(8.2%)

Total restructured loans (accruing)	$116,924	$123,985	(5.7%)	$117,043	$119,066	$120,093	(2.6%)

Restructured loans in nonaccrual loans (not included above)	$74,231	$59,585	24.6%	$69,311	$70,354	$67,811	9.5%

Loans Past Due 30-89 Days	Mar 31, 2014	Dec 31, 2013	Mar14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar14 vs Mar 13 % Change
Commercial and industrial	$4,126	$6,826	(39.6%)	$6,518	$8,516	$10,263	(59.8%)
Commercial real estate—owner occupied	5,342	3,106	72.0%	8,505	8,105	6,804	(21.5%)
Lease financing	567	—	N/M	1,000	57	283	100.4%

Commercial and business lending	10,035	9,932	1.0%	16,023	16,678	17,350	(42.2%)
Commercial real estate—investor	7,188	23,215	(69.0%)	21,747	18,269	25,201	(71.5%)
Real estate construction	679	1,954	(65.3%)	820	797	2,287	(70.3%)

Commercial real estate lending	7,867	25,169	(68.7%)	22,567	19,066	27,488	(71.4%)

Total commercial	17,902	35,101	(49.0%)	38,590	35,744	44,838	(60.1%)
Home equity revolving lines of credit	5,344	6,728	(20.6%)	6,318	7,739	1,832	191.7%
Home equity loans 1st liens	1,469	1,110	32.3%	1,376	1,857	1,869	(21.4%)
Home equity loans junior liens	3,006	2,842	5.8%	2,206	2,709	2,848	5.5%

Home equity	9,819	10,680	(8.1%)	9,900	12,305	6,549	49.9%
Installment	1,269	1,150	10.3%	1,170	1,434	2,500	(49.2%)
Residential mortgage	4,498	6,118	(26.5%)	6,722	9,920	8,793	(48.8%)

Total consumer	15,586	17,948	(13.2%)	17,792	23,659	17,842	(12.6%)

Total loans past due 30-89 days	$33,488	$53,049	(36.9%)	$56,382	$59,403	$62,680	(46.6%)

Potential Problem Loans	Mar 31, 2014	Dec 31, 2013	Mar14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar14 vs Mar 13 % Change
Commercial and industrial	$109,027	$113,669	(4.1%)	$112,947	$127,382	$127,367	(14.4%)
Commercial real estate—owner occupied	64,785	56,789	14.1%	61,256	75,074	93,098	(30.4%)
Lease financing	3,065	1,784	71.8%	207	279	251	N/M

Commercial and business lending	176,877	172,242	2.7%	174,410	202,735	220,716	(19.9%)
Commercial real estate—investor	34,790	52,429	(33.6%)	87,526	89,342	101,775	(65.8%)
Real estate construction	4,870	5,263	(7.5%)	7,540	9,184	10,040	(51.5%)

Commercial real estate lending	39,660	57,692	(31.3%)	95,066	98,526	111,815	(64.5%)

Total commercial	216,537	229,934	(5.8%)	269,476	301,261	332,531	(34.9%)
Home equity revolving lines of credit	310	303	2.3%	170	308	450	(31.1%)
Home equity loans junior liens	741	1,810	(59.1%)	2,067	2,307	2,871	(74.2%)

Home equity	1,051	2,113	(50.3%)	2,237	2,615	3,321	(68.4%)
Installment	—	50	(100.0%)	67	83	99	(100.0%)
Residential mortgage	2,091	3,312	(36.9%)	5,342	5,917	7,882	(73.5%)

Total consumer	3,142	5,475	(42.6%)	7,646	8,615	11,302	(72.2%)

Total potential problem loans	$219,679	$235,409	(6.7%)	$277,122	$309,876	$343,833	(36.1%)

N/M = Not meaningful.

Associated Banc-Corp

Net Interest Income Analysis—Taxable Equivalent Basis

Sequential Quarter

	Three months ended March 31, 2014			Three months ended December 31, 2013
(in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,131,185	$51,681	3.42%	$5,882,438	$51,498	3.47%
Commercial real estate lending	3,907,363	35,591	3.69	3,736,314	40,241	4.28

Total commercial	10,038,548	87,272	3.52	9,618,752	91,739	3.79
Residential mortgage	3,926,734	32,664	3.33	3,856,944	32,201	3.34
Retail	2,199,335	24,413	4.48	2,272,588	25,851	4.53

Total loans	16,164,617	144,349	3.61	15,748,284	149,791	3.78
Investment securities	5,450,066	36,922	2.71	5,188,616	35,331	2.72
Other short-term investments	277,820	1,449	2.09	305,165	1,453	1.90

Investments and other	5,727,886	38,371	2.68	5,493,781	36,784	2.68

Total earning assets	21,892,503	$182,720	3.36	21,242,065	$186,575	3.50
Other assets, net	2,320,710			2,316,660

Total assets	$24,213,213			$23,558,725

Interest-bearing liabilities:
Savings deposits	$1,195,337	$220	0.07%	$1,200,338	$248	0.08%
Interest-bearing demand deposits	2,796,247	823	0.12	2,852,090	1,047	0.15
Money market deposits	7,173,106	2,825	0.16	7,748,650	3,399	0.17
Time deposits	1,659,277	2,291	0.56	1,727,138	2,646	0.61

Total interest-bearing deposits	12,823,967	6,159	0.19	13,528,216	7,340	0.22
Federal funds purchased and securities sold under agreements to repurchase	805,187	305	0.15	613,943	271	0.18
Other short-term funding	328,516	116	0.14	726,551	228	0.12
Long-term funding	3,004,520	6,511	0.87	1,266,464	6,499	2.05

Total short and long-term funding	4,138,223	6,932	0.67	2,606,958	6,998	1.07

Total interest-bearing liabilities	16,962,190	$13,091	0.31	16,135,174	$14,338	0.35
Noninterest-bearing demand deposits	4,166,305			4,353,315
Other liabilities	195,950			197,598
Stockholders’ equity	2,888,768			2,872,638

Total liabilities and stockholders’ equity	$24,213,213			$23,558,725

Net interest income and rate spread (1)		$169,629	3.05%		$172,237	3.15%

Net interest margin (1)			3.12%			3.23%
Taxable equivalent adjustment		$4,656			$5,038

Net Interest Income Analysis—Taxable Equivalent Basis Comparable Quarter
	Three months ended March 31, 2014			Three months ended March 31, 2013
(in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,131,185	$51,681	3.42%	$5,615,036	$50,712	3.66%
Commercial real estate lending	3,907,363	35,591	3.69	3,592,509	35,864	4.04

Total commercial	10,038,548	87,272	3.52	9,207,545	86,576	3.81
Residential mortgage	3,926,734	32,664	3.33	3,622,455	30,481	3.37
Retail	2,199,335	24,413	4.48	2,618,152	29,381	4.53

Total loans	16,164,617	144,349	3.61	15,448,152	146,438	3.83
Investment securities	5,450,066	36,922	2.71	4,891,714	32,757	2.68
Other short-term investments	277,820	1,449	2.09	341,053	1,247	1.47

Investments and other	5,727,886	38,371	2.68	5,232,767	34,004	2.60

Total earning assets	21,892,503	$182,720	3.36	20,680,919	$180,442	3.52
Other assets, net	2,320,710			2,357,789

Total assets	$24,213,213			$23,038,708

Interest-bearing liabilities:
Savings deposits	$1,195,337	$220	0.07%	$1,141,781	$208	0.07%
Interest-bearing demand deposits	2,796,247	823	0.12	2,779,929	1,179	0.17
Money market deposits	7,173,106	2,825	0.16	7,044,344	3,615	0.21
Time deposits	1,659,277	2,291	0.56	1,994,406	3,539	0.72

Total interest-bearing deposits	12,823,967	6,159	0.19	12,960,460	8,541	0.27
Federal funds purchased and securities sold under agreements to repurchase	805,187	305	0.15	779,550	410	0.21
Other short-term funding	328,516	116	0.14	1,018,553	332	0.13
Long-term funding	3,004,520	6,511	0.87	960,820	8,416	3.51

Total short and long-term funding	4,138,223	6,932	0.67	2,758,923	9,158	1.33

Total interest-bearing liabilities	16,962,190	$13,091	0.31	15,719,383	$17,699	0.45
Noninterest-bearing demand deposits	4,166,305			4,185,924
Other liabilities	195,950			219,902
Stockholders’ equity	2,888,768			2,913,499

Total liabilities and stockholders’ equity	$24,213,213			$23,038,708

Net interest income and rate spread (1)		$169,629	3.05%		$162,743	3.07%

Net interest margin (1)			3.12%			3.17%
Taxable equivalent adjustment		$4,656			$5,090

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Associated Banc-Corp

Financial Summary and Comparison

Period End Loan Composition

	Mar 31, 2014	Dec 31, 2013	Mar 14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar 14 vs Mar 13 % Change
Commercial and industrial	$5,222,141	$4,822,680	8.3%	$4,703,056	$4,752,838	$4,651,143	12.3%
Commercial real estate—owner occupied	1,098,089	1,114,715	(1.5%)	1,147,352	1,174,866	1,199,513	(8.5%)
Lease financing	52,500	55,483	(5.4%)	51,727	55,084	57,908	(9.3%)

Commercial and business lending	6,372,730	5,992,878	6.3%	5,902,135	5,982,788	5,908,564	7.9%
Commercial real estate—investor	3,001,219	2,939,456	2.1%	2,847,152	3,010,992	2,900,167	3.5%
Real estate construction	969,617	896,248	8.2%	834,744	800,569	729,145	33.0%

Commercial real estate lending	3,970,836	3,835,704	3.5%	3,681,896	3,811,561	3,629,312	9.4%

Total commercial	10,343,566	9,828,582	5.2%	9,584,031	9,794,349	9,537,876	8.4%
Home equity revolving lines of credit	856,679	874,840	(2.1%)	875,703	888,162	904,187	(5.3%)
Home equity loans 1st liens	705,835	742,120	(4.9%)	794,912	863,779	940,017	(24.9%)
Home equity loans junior liens	199,488	208,054	(4.1%)	220,763	234,292	254,203	(21.5%)

Home equity	1,762,002	1,825,014	(3.5%)	1,891,378	1,986,233	2,098,407	(16.0%)
Installment	393,321	407,074	(3.4%)	420,268	434,029	447,445	(12.1%)
Residential mortgage	3,942,555	3,835,591	2.8%	3,690,177	3,531,988	3,467,834	13.7%

Total consumer	6,097,878	6,067,679	0.5%	6,001,823	5,952,250	6,013,686	1.4%

Total loans	$16,441,444	$15,896,261	3.4%	$15,585,854	$15,746,599	$15,551,562	5.7%

Period End Deposit and Customer Funding Composition

	Mar 31, 2014	Dec 31, 2013	Mar 14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar 14 vs Mar 13 % Change
Noninterest-bearing demand	$4,478,981	$4,626,312	(3.2%)	$4,453,663	$4,259,776	$4,453,109	0.6%
Savings	1,252,669	1,159,512	8.0%	1,195,944	1,211,567	1,197,134	4.6%
Interest-bearing demand	3,084,457	2,889,705	6.7%	2,735,529	2,802,277	2,966,934	4.0%
Money market	7,069,173	6,906,442	2.4%	8,199,281	7,040,317	6,836,678	3.4%
Brokered CDs	51,235	50,450	1.6%	56,024	59,206	49,919	2.6%
Other time	1,573,412	1,634,746	(3.8%)	1,697,467	1,759,293	1,917,520	(17.9%)

Total deposits	17,509,927	17,267,167	1.4%	18,337,908	17,132,436	17,421,294	0.5%
Customer repo sweeps	548,179	419,247	30.8%	515,555	489,700	617,038	(11.2%)
Customer repo term	—	—	N/M	—	—	4,882	(100.0%)

Total customer funding	548,179	419,247	30.8%	515,555	489,700	621,920	(11.9%)

Total deposits and customer funding	$18,058,106	$17,686,414	2.1%	$18,853,463	$17,622,136	$18,043,214	0.1%

Network transaction deposits included above in interest-bearing demand and money market	$2,141,976	$1,936,403	10.6%	$2,222,810	$2,135,306	$2,054,714	4.2%
Brokered CDs	51,235	50,450	1.6%	56,024	59,206	49,919	2.6%

Total network and brokered funding	2,193,211	1,986,853	10.4%	2,278,834	2,194,512	2,104,633	4.2%

Net customer deposits and funding (1)	$15,864,895	$15,699,561	1.1%	$16,574,629	$15,427,624	$15,938,581	(0.5%)

(1) Total deposits and customer funding excluding total network and brokered funding. Quarter Average Loan Composition
	Mar 31, 2014	Dec 31, 2013	Mar 14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar 14 vs Mar 13 % Change
Commercial and industrial	$4,983,943	$4,709,435	5.8%	$4,680,582	$4,635,892	$4,358,486	14.4%
Commercial real estate—owner occupied	1,093,114	1,119,186	(2.3%)	1,142,919	1,169,124	1,196,912	(8.7%)
Lease financing	54,128	53,817	0.6%	53,244	55,400	59,638	(9.2%)

Commercial and business lending	6,131,185	5,882,438	4.2%	5,876,745	5,860,416	5,615,036	9.2%
Commercial real estate—investor	2,993,046	2,878,176	4.0%	2,940,115	2,951,524	2,899,930	3.2%
Real estate construction	914,317	858,138	6.5%	828,780	770,584	692,579	32.0%

Commercial real estate lending	3,907,363	3,736,314	4.6%	3,768,895	3,722,108	3,592,509	8.8%

Total commercial	10,038,548	9,618,752	4.4%	9,645,640	9,582,524	9,207,545	9.0%
Home equity revolving lines of credit	868,614	876,938	(0.9%)	882,478	896,931	922,084	(5.8%)
Home equity loans 1st liens	724,995	767,857	(5.6%)	826,653	902,554	976,466	(25.8%)
Home equity loans junior liens	203,984	214,557	(4.9%)	227,021	242,796	262,193	(22.2%)

Home equity	1,797,593	1,859,352	(3.3%)	1,936,152	2,042,281	2,160,743	(16.8%)
Installment	401,742	413,236	(2.8%)	428,114	441,260	457,409	(12.2%)
Residential mortgage	3,926,734	3,856,944	1.8%	3,714,459	3,661,742	3,622,455	8.4%

Total consumer	6,126,069	6,129,532	(0.1%)	6,078,725	6,145,283	6,240,607	(1.8%)

Total loans	$16,164,617	$15,748,284	2.6%	$15,724,365	$15,727,807	$15,448,152	4.6%

Quarter Average Deposit Composition

	Mar 31, 2014	Dec 31, 2013	Mar 14 vs Dec 13 % Change	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Mar 14 vs Mar 13 % Change
Noninterest-bearing demand	$4,166,305	$4,353,315	(4.3%)	$4,264,304	$4,191,704	$4,185,924	(0.5%)
Savings	1,195,337	1,200,338	(0.4%)	1,204,743	1,207,959	1,141,781	4.7%
Interest-bearing demand	2,796,247	2,852,090	(2.0%)	2,810,962	2,867,524	2,779,929	0.6%
Money market	7,173,106	7,748,650	(7.4%)	7,556,050	6,930,554	7,044,344	1.8%
Time deposits	1,659,277	1,727,138	(3.9%)	1,773,760	1,907,337	1,994,406	(16.8%)

Total deposits	$16,990,272	$17,881,531	(5.0%)	$17,609,819	$17,105,078	$17,146,384	(0.9%)